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                                                                   EXHIBIT 10.32
                                                                  EXECUTION COPY

                       STRANDED COST SETTLEMENT AGREEMENT
                               (THE "AGREEMENT")

BY AND BETWEEN:

1.   Municipality of Amsterdam;
2.   Province of Noord-Holland;
3.   Province of Utrecht;
4.   Municipality of Utrecht;
5. N.V. Provinciaal en Gemeentelijk Utrechts Stroomleveringsbedrijf; (parties under 1 through 5, collectively, the "Former Shareholders" or "FS");
6.   Reliant Energy Power Generation Inc.;
7.   Reliant Energy Wholesale Holdings (Europe) Inc.;
8. Reliant Energy Power Generation Benelux N.V. (formerly known as NV Energieproduktiebedrijf UNA (the "Company");
(parties under 6 and 7, collectively ("RR") and the parties under 1 through 8, collectively, the "Parties"),

WHEREAS:

(a) The Parties entered into a Share Purchase Agreement (the "SPA") and a Partnership Agreement dated 29 March 1999 (the "PARTNERSHIP AGREEMENT"), as amended and supplemented by the Deed of Amendment dated 2 September 1999 (the "DEED OF AMENDMENT") and the Supplemental Agreement dated 6 October 1999 (the "SUPPLEMENTAL AGREEMENT") (such agreements, as amended and supplemented, are referred to below as the "PARTNERSHIP DOCUMENTATION") in respect of the sale and transfer of 100% of the issued and outstanding shares in the Company to Reliant Energy Wholesale Holdings (Europe) Inc.

(b) Under the Partnership Documentation, the FS (i) have indemnified the Company for any Stranded Costs up to a maximum amount of NLG 1,400,000,000, which can be increased by as much as NLG 500,000,000 under Article 13.7 (b) and (c) of the SPA, as amended by Article 4.10 of the Deed of Amendment and Article 9.1 of the Supplemental Agreement, and (ii) are entitled to receive from the Company any excess of any dividends of any other distributions by B.V. Nederlands Elektriciteit Administratiekantoor (formerly N.V. Samenwerkende Elektriciteits-produktiebedrijven) over NLG 125,000,000 in accordance with Article 7 of the Supplemental Agreement (the "NEA DISTRIBUTIONS").

(c) The Parties have engaged in settlement negotiations and the FS and the Company have been extensively advised by their advisors as to various outcomes relating to the expected magnitude of and the allocation of liabilities under the Partnership Documentation for Stranded Costs.

(d) The Company has submitted a number of Standard Cost Claim Notices to the FS and the FS have contested and challenged each of the Stranded Cost Claim Notices in their entirety, subsequent to which the Company issued a Notice of Arbitration in accordance with the relevant provisions of the Partnership Documentation.

(e) A number of uncertainties relating to the Stranded Cost items have been clarified, including the amount of proceeds resulting from the sale of Tennet, Transmission System Operator B.V., whilst in respect of others the rules and regulations governing such Stranded Costs have to some extent been clarified or confirmed, thus enabling the Parties to better assess the mutual risks and liabilities in respect of the Stranded Costs.

(f) The Company has commenced separate arbitration proceedings against N.V. Nuon Infra West formerly Energie Noord West N.V. (the "NUON REB ARBITRATION"), Remu Infra



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                                                                  EXECUTION COPY

     N.V. (the "REMU REB ARBITRATION") and the Municipality of Purmerend (the "PURMEREND REB ARBITRATION") (collectively, the "REB ARBITRATIONS"), and the other generators, Electrabel Nederland N.V., N.V. Elektriciteits Produktiemaatschappij Zuid-Nederland EPZ and E.ON Benelux Generation N.V. (collectively, the "OTHER GENERATORS") have commenced or are considering commencement of arbitration or have finalised arbitration (the "OTHER REB ARBITRATIONS") in order to retrieve certain amounts related to "REB" (the "REB Voordeel" or "REB ADVANTAGE" as referred to in the Ministerial Note (Memorie van Toelichting) to the Transitional Act to the Electricity Act 1998 (Overgangswet elektriciteitsproductiesector), Section 4.3, page 8).

(g) The Parties acknowledge that the State of the Netherlands (the Dutch Government) is in the process of preparing draft legislation for submission to Parliament on compensation to be paid to the Company and Other Generators in respect of the stranded costs for district heating projects. The Parties also acknowledge that rules on compensation to be paid to the Company in respect of the stranded costs for district heating projects may be implemented by decree ("wet", "koninklijk besluit", "ministeriele regeling" or "algemene maatregel van bestuur", together a "DECREE"), with its associated "memorie van toelichting" or "nota van toelichting" (the "COMPENSATION RULES"). The Parties further acknowledge that it cannot be entirely excluded that the State of the Netherlands may resolve that it will provide no compensation in respect of the stranded costs for district heating projects.

(h) The Parties with their respective advisors have again assessed the mutual risks and liabilities in respect of the Stranded Costs and wish to settle any and all of their liabilities under the Partnership Documentation, provided that since, as of the date hereof, the Compensation Rules have not come into effect and the Company has not received payment of this compensation, the Parties have agreed on a special arrangement for the settlement of the liabilities in regard of the Stranded Costs for district heating projects.

(i) In order to effectuate the transaction contemplated in this Agreement, the Company will, in addition to the Escrow Account set up pursuant to the SPA (the "First Escrow Account"), create a second escrow account with the Escrow Agent which shall be governed by the rules set forth in Article 9 (the "SECOND ESCROW ACCOUNT").

AGREE AS FOLLOWS:

ARTICLE 1     SETTLEMENT AMOUNT

The FS will pay to the Company NLG 435,608,821 plus interest at the rate which applies under the Escrow Agreement dated 7 October 1999 from 12 November 2001 until the date of payment (the "Settlement Amount"). Payment will be made within 20 days after this Agreement takes effect in accordance with Article 11. Payment will be made by instructing the Escrow Agent to release the Settlement Amount from the First Escrow Account into the Second Escrow Account. All rights of the Company and RR in respect of all Stranded Costs and any and all other liability of the FS under the Partnership Documentation will be automatically waived and relinquished, without any action by any of the Parties being required, upon receipt by the Company of payment of the Settlement Amount and the Stranded Cost Claim Notices for electricity import contracts submitted by the Company on 29 June 2001 and 10 August 2001, as amended by letter of 24 August 2001, and cancellation of paragraphs 3 and 4 of Article 5 of the Purchase Price Determination Agreement of 27 January 2000, provided that the liability of the FS under this Agreement will remain in full effect.


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ARTICLE 2 NEA DISTRIBUTIONS

All of the rights of the FS in respect of the NEA Distributions, which have already been paid or will be paid, will be automatically waived and relinquished, without any action by any of the Parties being required, when this Agreement becomes effective.

ARTICLE 3 ELECTION

1. The Company shall elect (an "ELECTION") by written notice to the FS (an "ELECTION NOTICE") to apply Article 4 or Article 5 based on its determination, in its discretion, whether the compensation calculated under the Compensation Rules, if any, is at least the same as the compensation calculated under the formulas attached as Annex E to the Supplemental Agreement (the "ANNEX E FORMULAS"), attached as Exhibit A, and using the assumptions in the spreadsheets attached as Exhibit B (the "ANNEX E SPREADSHEET"), as clarified in the comparison attached as Exhibit C (the "ANNEX E COMPARISON"), and the draft Compensation Rules attached as Exhibit D (Exhibits A, B, C, and D together the "ANNEX E CALCULATION"). The Company shall make the Election within 21 days of the date on which the Compensation Rules take effect (the "EFFECTIVE DATE"), or promptly after the date of a decision by the State of the Netherlands by statute, Decree or otherwise in a manner that is certain, that the State of the Netherlands will provide no compensation for stranded costs for district heating projects.

2. If no Compensation Rules have taken effect on 31 December 2003, the Company is entitled but not obligated to elect to apply Article 5, but is also entitled to wait to make an Election until the second sentence under 1 applies.

3. If the Company elects to apply Article 4 or fails to make an Election under 1 within 21 days of the Effective Date, then Article 4 will be applied.

4. If the Company elects to apply Article 5, then Article 5 will be applied unless within 21 days of the Election Notice the FS submit a request (a "REQUEST FOR DETERMINATION") to the Expert under Article 6 to determine whether the compensation calculated under the Compensation Rules is at least the same as the compensation calculated under the Annex E Formulas, using the same assumptions as in the Annex E Spreadsheet as clarified in the Annex E Comparison (this determination, or a statement by the Expert that he cannot make a determination, or a failure by the Expert to make a determination within ten weeks from the Request for Determination, a "DETERMINATION").

5. If the Expert determines that the compensation calculated under the Compensation Rules is at least the same as the compensation calculated under the Annex E Formulas, using the same assumptions as in the Annex E Spreadsheet as clarified in the Annex E Comparison, then Article 4 will be applied.

6. If the Expert determines that the compensation calculated under the Compensation Rules is not at least the same as the compensation calculated under the Annex E Formulas, using the same assumptions as in the Annex E Spreadsheet as clarified in the Annex E Comparison, then
         Article 5 will be applied, unless the Company within six months after the Determination elects to apply Article 4, in which case Article 4 will be applied.

7. If the Expert does not make a Determination within ten weeks after the Request for Determination, or states that he cannot make a Determination, then Article 5 will be applied, unless the Company within six months after the Determination elects to apply Article 4, in which case Article 4 will be applied.

8. The Company cannot elect to apply Article 4 after it has submitted an Additional Settlement Claim under Article 5.



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ARTICLE 4 ADDITIONAL SETTLEMENT OPTION 1

Under application of this Article, the FS will pay to the Company an amount of NLG 60,000,000 (the "DISTRICT HEATING SETTLEMENT AMOUNT"). The FS shall pay the Company an additional amount of NLG 15,000,000 (the "ADDITIONAL DISTRICT HEATING SETTLEMENT AMOUNT"), unless the State of the Netherlands expressly provides by Decree implementing the Compensation Rules for Compensation in respect of stranded costs for district heating projects for the lifetime of the district heating projects, subject to notification to the European Commission. Payment will be made within 20 days after the date of an Election Notice that the Company elects to apply Article 4, or the date of a Determination that the compensation calculated under the Compensation Rules is at least the same as the compensation calculated under the Annex E Formulas, using the same assumptions as in the Annex E Spreadsheet as clarified in the Annex E Comparison. Payment will be made by instructing the Escrow Agent to release the District Heating Settlement Amount and the Additional District Heating Settlement Amount from the First Escrow Account into the Second Escrow Account. All rights of the Company and RR in respect of the Additional Settlement Amounts and the Further Settlement Amount under this Agreement will be automatically waived and relinquished, without any action by any of the Parties being required, upon receipt by the Company of the District Heating Settlement Amount and the Additional District Heating Settlement Amount. Subsequent retraction of or changes to the Compensation Rules will not affect such waiver or relinquishment.

ARTICLE 5 ADDITIONAL SETTLEMENT OPTION 2

1. Under application of this Article and subject to its provisions, the FS will pay the Company Additional Settlement Amounts equal to the sum of:

         (a) NLG 280,000,000 minus the net present value of the compensation the Company is entitled to receive from the State of the Netherlands in respect of Stranded Costs for district heating projects with regard to the period as from 1 January 2001, in accordance with the Compensation Rules, excluding any Compensation the Company is entitled to receive from the State of the Netherlands for any REB Advantage which the Company does not retrieve through the REB Arbitrations (the "FUEL PRICE RISK SETTLEMENT").

         (b) NLG 100,000,000 minus the sum of (i) the net present value of the REB Advantage with regard to the period as from 1 January 2001, which the Company is entitled to receive under the arbitral award in the Purmerend REB Arbitration and (ii) the net present value of the compensation the Company is entitled to receive from the State of the Netherlands, in accordance with the Compensation Rules, for any REB Advantage with regard to the period as from 1 January 2001, which the Company is not entitled to retrieve through the Purmerend REB Arbitration (the "PURMEREND SHORTFALL COMPENSATION").

         (c) NLG 10,000,000 minus the sum of (i) the net present value of the REB Advantage with regard to the period as from 1 January 2001, which the Company is entitled to receive under the arbitral award in the NUON REB Arbitration and (ii) the net present value of the compensation the Company is entitled to receive from the State of the Netherlands, in accordance with the Compensation Rules, for any REB Advantage with regard to the period as from 1 January 2001, which the Company is not entitled to retrieve through the NUON REB Arbitration (the "NUON Shortfall Compensation").

         (d) NLG 250,000,000 minus the sum of (i) the net present value of the REB Advantage with regard to the period as from 1 January 2001, which the Company is entitled to receive under the arbitral award in the Remu REB Arbitration and (ii) the net present value of the compensation the Company is entitled to receive from the State of the Netherlands, in accordance with the


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         Compensation Rules, for any REB Advantage with regard to the period as from 1 January 2001, which the Company is not entitled to retrieve through the Remu REB Arbitration (the "REMU SHORTFALL COMPENSATION").

    Each of the amounts under (a) through (d) is an "ADDITIONAL SETTLEMENT AMOUNT" and together these amounts are the "ADDITIONAL SETTLEMENT AMOUNTS".

2.  The net present value of the REB Advantage under 1 (b)(i), (c)(i) and
    (d)(i) will be calculated in accordance with the Annex E Spreadsheet attached as Exhibit B by multiplying the estimated REB per GJ as from 1 January 2001 by the total expected GJ heat produced per annum for each of the Company's district heating contracts over the life of each contract as from 1 January 2001, and by discounting the result by 6% per annum. The estimated REB per GJ as from 1 January 2001 will be based on the amount of the REB Advantage awarded to the Company for 2001 in REB Arbitrations and the estimated percentage of GJ heat delivered subject to REB, to be adjusted for expected REB rate increases in 2002 and beyond, in accordance with Exhibit B.

    The net present value of any compensation by the State of the Netherlands under 1 (b)(ii), (c)(ii) and (d)(ii) will be calculated in the way indicated by the State of the Netherlands, or failing such an indication, in the same way as the net present value of the REB Advantage as described in the previous two sentences.

    The net present value of any compensation by the State of the Netherlands under 1 (a) will be calculated, including any explicit compensation for non-commodity costs whether through a surcharge on the Pg, u, d, p or in any other manner, in the way indicated by the State of the Netherlands, or failing such an indication, using the same methodology and assumptions with respect to discount rates, GJ heat produced per contract per annum for the duration of the project, inflation, and other variables in accordance with Exhibit B.

    Any maximum amount to be imposed by the State of the Netherlands by Decree will affect the net present values of the compensation amounts under 1 (a),
    (b)(ii), (c)(ii) and (d)(ii), but only to the extent that the part of the maximum amount applicable to the Company is equal to or less than the amount of the Fuel Price Risk Settlement, the Purmerend Shortfall Compensation, the NUON Shortfall Compensation or the Remu Shortfall Compensation.

    If the Company submits an Additional Settlement Claim in accordance with this Article 5, and no Compensation Rules have taken effect on the date of the Additional Settlement Claim, then the net present value of the respective compensation amounts under 1 (a), (b)(ii), (c)(ii) and (d)(ii) will be deemed to be zero.

3. The parties will not consider the following in carrying out the calculations under 1 (a) through (d): (i) any imposition by the State of the Netherlands of a time limit of 31 December 2010, or later, on the period for which compensation will be provided under the Compensation Rules, or (ii) any introduction of, changes in, or withdrawal of, the Compensation Rules, if any, after all of the Additional Settlement Claims have been submitted under 1 (a) through (d).

4. The Company will submit any claim in respect of any Additional Settlement Amount (an "ADDITIONAL SETTLEMENT CLAIM") in writing to the FS with a calculation (the "CALCULATION") of the Additional Settlement Amount in accordance with this Agreement.

    The Company will under 1 (a) submit its Additional Settlement Claim and Calculation, or, if the Calculation resulted in an amount less than zero, its Calculation within six


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         months after its Election to apply Article 5, or, if the FS make a
         Request for Determination, within 90 days after the Determination.

         The Company will under 1 (b) through (d) submit its Additional Settlement Claim and Calculation or, if the Calculation resulted in an amount less than zero, its Calculation within 90 days of the award issued in the respective REB Arbitration after the Company has made an Election, or otherwise within six months of its Election to apply
         Article 5, or, if the FS make a Request for Determination, within 90 days after the Determination.

         The FS may notify the Company within 20 days of receipt of an Additional Settlement Claim or Calculation in writing that they dispute an Additional Settlement Claim or Calculation. If the FS do not notify the Company within 20 days of receipt that they dispute and Additional Settlement Claim, the FS shall pay the Additional Settlement Amount promptly, but not later than 20 days after receipt of the Additional Settlement Claim. However, in the event that the FS dispute part of an Additional Settlement Claim, the FS will in accordance with the previous sentence pay the undisputed amount of the Additional Settlement Claim. If the FS notify the Company in writing that they dispute an Additional Settlement Claim or a Calculation, the Parties will promptly enter into negotiations to reach an amicable resolution of the disputed amount or Calculation. If no resolution is achieved within 30 days of the FS's notice of the dispute, each Party shall be entitled to initiate arbitration in accordance with Article 13 of this Agreement.

5.       The Additional Settlement Amounts shall never exceed NLG 700,000,000.

6. If the Additional Settlement Amounts are equal to or less than NLG 10,000,000, the Company will not be entitled to payment of the Additional Settlement Amounts. If, however, any Additional Settlement Amount or the Additional Settlement Amounts are more that NLG 10,000,000, the Company will be entitled to full payment of the entire amount of the Additional Settlement Amount or Additional Settlement Amounts.

7. The Additional Settlement Amounts under 1 (a), (b), (c) and (d) will be increased by 6% per annum from 1 January 2001 until the earlier of the date of payment or until a maximum of NLG 700,000,000 has been reached. Interest will accrue at the rate which applies under the Escrow Agreement dated 7 October 1999 on any Additional Settlement Claim that is submitted by the Company from the date of the Additional Settlement Claim to the date of payment. If, however, the FS dispute an Additional Settlement Claim under paragraph 4, any unpaid part of that Additional Settlement Claim will be increased only by statutory interest from the date of the respective Additional Settlement Claim until the date of payment.

8. If any Calculation under 1 (a) through (d) is lower than zero, the difference between that amount and zero (the "NEGATIVE AMOUNT") will be set off against any Additional Settlement Amount subsequently calculated under 1 (a) through (d). A Negative Amount under 1 (b) through (d) will be increased by 6% per annum from 1 January 2001 to the date of set-off, but a Negative Amount under 1 (a) will not be increased. If the last calculation under 1 (a) through (d) and any set-off under the previous sentence result in an amount less than zero, the Company will promptly pay the difference between this amount and zero to the FS.

9. The Company will not submit any Additional Settlement Claim under 1 (a) before the earliest of three dates: (i) the Effective Date, or (ii) the date of a decision by the State of the Netherlands by statute, Decree or otherwise in a manner that is certain, that the State of the Netherlands will provide no compensation for Standard Costs for district heating projects, or (iii) if no Compensation Rules are in effect on 31 December 2003, before 1 January 2004. The Company will not submit any Additional Settlement Claims under 1 (b) through (d) before the respective arbitral award in the respective REB Arbitration.



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         The possibility of challenging an arbitral award will not stay the effectuation of any of the provisions in this Agreement. However, if an arbitral award is subsequently replaced by a final judgement on the merits, then the Parties agree to give effect to that judgement. This paragraph 9 does not affect the Company's entitlement to payment of Additional Settlement Claims and only concerns the timing of submission of Additional Settlement Claims.

10.      Any Additional Settlement Amount shall be paid by the FS to the Company
         (i) first, by instructing the Escrow Agent to release from the First Escrow Account and transfer into the Second Escrow Account the Additional Settlement Amount, and (ii) second, if the Escrow Amount in the First Escrow Account is not sufficient to pay the Additional Settlement Amount, by payment in cash into the Second Escrow Account of any balance of any Additional Settlement Amount remaining unpaid after the payment under (i).


11. The Company hereby assigns ("cedeert") to the FS any and all of its rights to, and interest on, any compensation that the Company is entitled to receive from the State of the Netherlands in respect of stranded costs for district heating projects under any rule or regulation that takes effect after (i) 31 December 2003 and an Election for Article 5 or (ii) the date of a decision by the State of the Netherlands by statute, Decree or otherwise in a manner that is certain, that the State of the Netherlands will provide no compensation for stranded costs for district heating projects. This assignment ("cessie") will only take effect if the net present values of the compensation amounts under 1 (a), (b) (ii), (c) (ii) and (d)(ii) are deemed to be zero in accordance with the final sentence under 2, and if the FS have paid all Additional Settlement Amounts in full. The FS have the right to inform the State of the Netherlands of this assignment ("cessie"). If the net present values of the compensation amounts under 1(a),(b)(ii), (c)(ii) and (d)(ii) are deemed to be zero in accordance with the final sentence under 2, the FS have paid to the Company the resulting Additional Settlement Amounts, and an assignment ("cessie") of the rights of the Company and RR under the Compensation Rules is excluded by Decree or otherwise, or such an assignment is ineffective for any other reason, then the Company will promptly pay to the FS any amounts that it receives from the State of the Netherlands in compensation for the compensation amounts under 1(a), (b)(ii), (c)(ii), and (d)(ii).

12. The following will apply if (i) the State of the Netherlands imposes by Decree implementing the Compensation Rules any maximum amount of compensation to be provided under the Compensation Rules, (ii) this maximum amount affects the net present values of the compensation amounts under 1(a),(b)(ii), (c)(ii) and (d)(ii) by limiting these net present values, (iii) the FS pay all Additional Settlement Amounts, and
         (iv) the State of the Netherlands subsequently decides in a Decree effective on or before 31 December 2010 to provide compensation to the Company in excess of this maximum amount. The Company will calculate the amounts under paragraph 1 in accordance with paragraph 2 taking into account the excess provided in accordance with the Decree under
         (iv) over the maximum amount referred to under (i), and pay to the FS the difference between these amounts and the Additional Settlement Amounts (such difference, the "MAXIMUM REPAYMENT AMOUNT"). The Company will submit to the FS the calculation of the Maximum Repayment Amount within six months from the effective date of the Decree referred to in this paragraph under (iv) (the "MAXIMUM REPAYMENT CALCULATION"). The Maximum Repayment Amount will accrue interest at a rate of 6% per annum from 1 January 2001 to the date of submission of the Maximum Repayment Calculation and at the rate which applies under the Escrow Agreement dated 7 October 1999 from the date of the submission of the Maximum Repayment Calculation to the date of payment.

         The FS may notify the Company within 20 days of receipt of the Maximum Repayment Calculation in writing that they dispute the Maximum Repayment Calculation. If the FS


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    do not notify the Company within 20 days of receipt that they dispute the
    Maximum Repayment Calculation, the Company shall pay the Maximum Repayment Amount promptly. However, in the event that the FS dispute part of the Maximum Repayment Calculation, the disputed amount will be increased with statutory interest from the date of the Maximum Repayment Calculation to the date of payment. If the FS notify the Company in writing that they dispute the Maximum Repayment Calculation, the Parties will promptly enter into negotiations to reach an amicable resolution of the disputed Maximum Repayment Calculation. If no resolution is achieved within 30 days of the FS's notice of the dispute, each Party shall be entitled to initiate arbitration in accordance with Article 13 of this Agreement.

    The Maximum Repayment Amount shall be paid through set-off against any Additional Settlement Claims or Further Settlement Claim or, if no such Additional Settlement Claims or Further Settlement Claim shall be outstanding, by payment to the FS.

13. Any introduction of, changes in, or withdrawal of, the Compensation Rules after submission of all Additional Settlement Claims shall not affect the Additional Settlement Amounts.

ARTICLE 6    EXPERT DETERMINATION ("BINDEND ADVIES")

1. The Parties will before 30 January 2002 jointly select and appoint a certified accountant (the "Expert"). If the Parties fail to reach agreement on this selection and appointment, each of the Parties shall be entitled to request the President of the NIVRA to select and appoint the Expert. The Parties will submit to the Expert the following documents within two weeks of his appointment: this Agreement with its Exhibits. The parties will use their best efforts to agree on an explanatory memorandum on the Annex E Spreadsheet. The Parties will request that the Expert review these documents with a view to his duties under this Article 6. If the Expert does not accept these duties within two weeks of the request by the Parties, or thereafter is not available to make the Determination within ten weeks of the Request for Determination, the Parties will consult to appoint another Expert promptly.

2. The FS may, within 21 days after an Election Notice in which the Company elects to apply Article 5, submit a Request for Determination to the Expert with a copy to the Company. The following documents will be submitted to the Expert, by the FS with the Request for Determination or by the Company promptly thereafter: the Compensation Rules, with their history and explanatory note (""parlementaire geschiedenis", "nota van toelichting" and other relevant parliamentary documents).

3. The Request for Determination will request that the Expert make the Determination by calculating the compensation under the Annex E Formulas and the Compensation Rules, using the same assumptions as in the Annex E Spreadsheet and as clarified in the Annex E Comparison.

4. The Expert will allow the Parties to comment in each others' presence at a hearing held within four weeks of the Request for Determination. The Expert will issue a draft Determination within two weeks of the hearing and invite the Parties to comment within two weeks of the draft Determination. The Expert will issue the Determination within six weeks of the hearing.

5. In determining whether Article 4 or Article 5 applies, the Expert will not consider whether or not the State of the Netherlands makes a temporary withholding of compensation owed to the Company under the Compensation Rules in respect of any REB Advantage until the arbitral awards in the REB Arbitrations.

6. In determining whether Article 4 or Article 5 applies, the Expert will take into account an imposition by the State of the Netherlands of a time limit of 31 December 2010, or


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     later, (the "TIME LIMIT") on the period for which compensation will be provided under the Compensation Rules, if an extension of such period is expressly excluded by the State of the Netherlands unless the State of the Netherlands undertakes in the Compensation Rules to provide for compensation in respect of stranded costs for district heating projects for the lifetime of the district heating projects, subject to notification to the European Commission. In this latter case Article 4 will apply.

7. Any imposition by the State of the Netherlands in a Decree of a maximum compensation amount for the Company and the Other Generators of less than NLG 1,000,000,000 will constitute a Determination that the compensation calculated under the Compensation Rules is not at least the same as the compensation calculated under the Annex E Formulas, using the same assumptions as in the Annex E Spreadsheet and as clarified in the Annex E Comparison, and that Article 5 applies, provided that the maximum compensation amount does not include a compensation for REB Advantage. Any maximum other than as specified in the previous sentence will not be considered in making the Determination.

8. The Parties will bear all costs in relation to the Determination in equal portions, regardless of the substance of the Determination.

ARTICLE 7 FURTHER SETTLEMENT

1. Under application of Article 5, if the State of the Netherlands does not provide for compensation in respect of stranded costs for district heating projects for the lifetime of the district heating projects, then the Company will calculate these stranded costs for the period for which the State of the Netherlands does not provide compensation (the "Uncompensated Period"). This calculation (the "Further Calculation") will be a net present value calculation as per 1 January 2001 of these stranded costs over the Uncompensated Period, in accordance with the Annex E Formulas, using the assumptions in the Annex E Spreadsheet, and as clarified in the Annex E Comparison, excluding any Additional Settlement Amounts paid by the FS to the Company in respect of the Uncompensated Period, and will be made within six months after the first day of the Uncompensated Period. The Company will submit a claim (a "Further Settlement Claim") to the FS, with the Further Calculation, within nine months after the first day of the Uncompensated Period.

2. The FS may notify the Company within 20 days of receipt of a Further Settlement Claim in writing that they dispute a Further Settlement Claim, failing which the FS shall pay the amount listed in the Further Settlement Claim promptly, but not later than 20 days after receipt of the Further Settlement Claim. However, in the event that the FS dispute part of a Further Settlement Claim, the FS will in accordance with the previous sentence pay the undisputed amount of the Further Settlement Claim. If the FS notify the Company in writing that they dispute a Further Settlement Claim, the Parties will promptly enter into negotiations to reach an amicable resolution of the disputed amount. If no resolution is achieved within 30 days of the FS's notice of the dispute, each Party shall be entitled to initiate arbitration in accordance with Article 13 of this Agreement.

3. Any Further Settlement Claim will be increased by interest at 6% per annum as from 1 January 2001 to the date of the claim. From the date of the Further Settlement Claim to the date of payment, interest will accrue on any Further Settlement Claim at the rate which applies under the Escrow Agreement of 7 October 1999. If, however, the FS dispute a Further Settlement Claim, any unpaid part of that Further Settlement Claim will be increased only by statutory interest from the date of the respective Further Settlement Claim until the date of payment. The Further Settlement Claim will never exceed NLG 700,000,000 less the Additional Settlement Claims after set-off with the



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         Maximum Repayment Amount, if any, provided that the Further Settlement
         Claim is a net present value amount as per 1 January 2001.


ARTICLE 8 FIRST ESCROW ACCOUNT

1. The Parties agree in respect of the First Escrow Account that after the release of the Settlement Amount pursuant to Article 1, the District Heating Settlement Amount pursuant to Article 4 and, subject to Article 4, the Additional District Heating Settlement Amount, the remaining Escrow Amount in the First Escrow Account shall be released to the FS within 20 days after an Election Notice that Article 4 applies or a Determination that Article 4 applies.

2. If Article 5 applies, the Company will submit the respective Additional Settlement Claim or Calculation. If the maximum amount of any unpaid Additional Settlement Claims submitted by the Company plus the balance of the maximum amount of potential future Additional Settlement Claims over any Negative Amount, is less than the remaining Escrow Amount in the First Escrow Account, the amount of this difference will be released from the First Escrow Account to the FS within 20 days of the respective Additional Settlement Claim or Calculation.

3. The Escrow Amount in the First Escrow Account, less the difference between any unpaid Additional Settlement Claims submitted by the Company and any Negative Amount, will be released to the FS on 30 January 2004.

ARTICLE 9 SECOND ESCROW ACCOUNT

1. The Parties agree that the Escrow Agent is only entitled to release an amount from the Second Escrow Account to the Company submits to the Escrow Agent a written certificate (i) stating the amount and describing the nature of the Stranded Costs incurred and (ii) confirming that the Company shall utilise the amount to be released exclusively for paying or reimbursing the Company for such Stranded Costs.

2. Any remaining amounts held in the Second Escrow Account shall be released to the Company on 30 January 2004.


ARTICLE 10 UNCITRAL ARBITRATION PROCEEDINGS

The Parties will request that the Arbitral Tribunal freeze the arbitration proceedings the Company has brought against the FS (registered under no. UN1316 following the Notice of Arbitration of 10 August 2001) immediately after signature of this Agreement until the obligations of Parties under this Agreement become effective or this Agreement is deemed null and void. The Company will withdraw these arbitration proceedings if and when this Agreement becomes effective.


ARTICLE 11 EFFECT OF THIS AGREEMENT

This Agreement shall become effective upon a date to be agreed upon by the Parties.

ARTICLE 12 COURT PROCEEDINGS

The Company is not obliged to challenge any decree or resolution or decision by the State of the Netherlands to deny or reduce compensation of Stranded Costs for district heating projects or any compensation for loss of REB Advantage to the Company. The Company will permit the FS to appoint counsel to act, on behalf of the Company but on the instructions and at the expense of the FS, to challenge in favour of the Company and for the benefit of the FS any such decree or resolution or decision, and counsel will keep the Company fully informed in this respect.

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ARTICLE 13      APPLICABLE ARTICLES

Articles 24, 26, 27, 31, 32, 33, 35, 39.2, 40 and 41 of the Partnership
Agreement govern this Agreement. Capitalized terms used in this Agreement which are not defined in this Agreement have the meanings assigned to them in the Share Purchase Agreement, as amended by the Deed of Amendment and the Supplemental Agreement. The Parties waive any rights to, in whole or in part, terminate, annul, rescind this Agreement or to request, in whole or in part, the rescission or dissolution of this Agreement on any grounds including but not limited to breach of contract (wanprestatie), error (dwaling) and unforeseen circumstances (onvoorziene omstandigheden).

ARTICLE 14      NOTICE

Any notice to be given by any Party in respect of this Agreement shall be in writing and shall be deemed duly served if delivered personally or sent by fax or by prepaid registered post to the addressee at the relevant address as follows:

If to the Municipality of Amsterdam:
Postbus 202
1000 AE AMSTERDAM
for the attention of: Directeur Concern Financien
fax: +31 20 552 29 45

If to the Province of Noord-Holland:
Gedeputeerde Staten van Noord-Holland
Postbus 123
2000 MD UTRECHT
for the attention of: het Hoofd van de Afdeling Financieel-Economische Zaken fax: +31 23 514 41 40

If to the Province of Utrecht:
Gedeputeerde Staten van Utrecht
Postbus 80300
3508 TH UTRECHT
for the attention of: J.A. van der Veen
fax: +31 30 258 22 62

If to the Municipality of Utrecht:
Postbus 16200
3500 CE UTRECHT
for the attention of: G.I.A. Koenders
fax: +31 30 286 10 22

If to N.V. Provinciaal en Gemeentelijk Utrechts Stroomleveringsbedrijf:
Postbus 16200
3500 CE UTRECHT
for the attention of: G.I.A. Koenders
fax: +31 30 286 10 22

If to Reliant Energy Power Generation Inc.:
1111 Louisiana
Houston, Texas, United States of America 77002 for the attention of: P. Castanon fax: +1 713 207 0159



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If to Reliant Energy Wholesale Holdings (Europe) Inc.:
1111 Louisiana
Houston, Texas, United States of America 77002 for the attention of: P. Castanon fax: +1 713 207 0159

If to Reliant Energy Power Generation Benelux N.V.:
Beech Avenue 1
1118 ZX SCHIPHOL-RIJK
for the attention of: P. Castanon
fax: 020 506 44 45

or to such other address as the Party to be served may have notified as its address for service.

In witness whereof this Agreement is executed by the Parties hereto in sixfold on 21 November 2001.

GEMEENTE AMSTERDAM



/s/ J. B. IRIK
---------------------------------------
for and on behalf of Gemeente Amsterdam
By: J. B. Irik
Its: Wethouder

PROVINCIE NOORD HOLLAND



By: /s/ [ILLEGIBLE]
----------------------------------------
Name: [Illegible]
Title: [Illegible]

PROVINCIE UTRECHT



By: /s/ [ILLEGIBLE]
----------------------------------------
Name: [Illegible]
Title: [Illegible]




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                                                                  EXECUTION COPY

GEMEENTE UTRECHT



By: /s/ M. A. VD BERGER
----------------------------------------
Name:  M. A. Vd Berger
Title: Wethouder

N.V. PROVINCIAAL EN GEMEENTELIJK
UTRECHTS STROOMLEVERINGSBEDRIJF



/s/ B. TROWBERST
----------------------------------------
for an on behalf of N.V. Provinciaal en Gemeentelijk
Utrechts Stroomleveringsbedrijf
By:    B. Trowberst
Its:   Director

RELIANT ENERGY POWER GENERATION INC.



By: /s/ P. CASTANON
----------------------------------------
Name:  P. Castanon
Title: Agent

RELIANT ENERGY WHOLESALE HOLDINGS (EUROPE) INC.



By: /s/ P. CASTANON
----------------------------------------
Name:  P. Castanon
Title: Agent

RELIANT ENERGY POWER GENERATION BENELUX N.V.



By: /s/ G. SCHLOSSER
----------------------------------------
Name:  G. Schlosser
Title: Chief Financial Officer




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